AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL THE INVESTOR (HEREINAFTER CALLED THE “OWNER”) RECEIVES THE CURRENT PROSPECTUS FOR THE OFFERING. APPLICATIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY APPLICATION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO PURCHASERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES. OWNERS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE WITHIN 7-10 BUSINESS DAYS OF BEING RECEIVED IN GOOD ORDER. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR INVESTOR SERVICES AT 1-888-445-6032 OR INVESTOR RELATIONS AT 678- 222-3100.

		Investment	Investment Amount

1	Please indicate which offering you wish to invest in	[ ] Initial Investment [ ] Additional Investment Acct#____________	$____________________________ ► $2,500 minimum initial investment ► Minimum of $100 for subsequent investments ► Minimum of $1000 for IRAs
[ ] Net Asset Value. I/we have read the prospectus and qualify for a complete waiver of the sales charge on share purchases. Registered representatives may complete the Financial Advisor, Registered Investment Advisor & Registered Representative section as proof of eligibility.
► Share Class (Must choose one. If no share class is checked, Class A shares will be purchased.) [ ] Class A [ ] Class C [ ] Class I

Payment Method:

Please indicate the method of payment below.

[  ] Funds to Follow

[  ] Check Enclosed (Please make investment check payable to: Wildermuth Fund)

[  ] By Wire: Bank Name: UMB Bank ABA#: 101000695 Acct#: 9872325478 Acct Name: Wildermuth Fund

Third Party checks are not accepted.

2	OWNERSHIP IMPORTANT: Please choose one option, either within the “Non-Custodial Ownership” column, or within the “Custodial Ownership” column.	2a. [ ] [ ] [ ] [ ]

Non-Custodial Ownership

(Non-Qualified)

Individual*

Joint Tenants with Rights of Survivorship*

Tenants in Common*

Company or Corporation Partnership

			Authorized signature required. Copy of one of the following documents: registered articles of incorporation, government-issued business license, partnership papers, plan documents or other official documentation that verifies the entity and lists the authorized individuals required.	2b. [ ] [ ] [ ] [ ]

Custodial Ownership

(Qualified or Non-Qualified)

IRA(SpecifyType)*_______________

Qualified Pension or Profit Sharing Plan*

Non-Qualified Custodian Account*

Other (Specify) *_________________

* Owner and custodian signature required

		[ ]	Uniform Gift/Transfer to Minors Act (UGMA/UTMA) - Owner and custodian signature required. State of _______Custodian for ________________
		[ ]	Estate - Personal representative signature required. Name of Executor: __________________ Include a copy of the court appointment.
		[ ]	Qualified Pension or Profit Sharing Plan* - Trustee or custodian signature required, Include plan documents. Name of Trustee: __________________
		[ ]	Trust – Trustee signature(s) and copy of the title page, authorized individual page and signature page of the Trust Agreement required.
		[ ]	Other (Specify) - ________________________ Include title and signature pages.
*Transfer on Death – must complete separate Transfer on Death Beneficiary Form

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3[a] Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2a) to establish authority to act.	Owner Information
Name of Account Owner / Trustee/ Executor:
Date of Birth:
Social Security Number or Taxpayer ID#:

Citizenship: Please indicate Citizenship Status (Required)
[ ] U.S. Citizen [ ] Resident Alien
Name of Joint Account Owner/ Minor/ Trustee/ Executor :
Date of Birth:
Social Security Number or Taxpayer ID#:

Citizenship: Please indicate Citizenship Status (Required)
[ ] U.S. Citizen [ ] Resident Alien
Residence Address (No P.O. Boxes):
City, State, Zip:
Mailing Address (if different than legal address):
City, State, Zip:
Primary Phone: E-mail Address:

3[b]

IMPORTANT:

Note: This section is only for accounts specified in Section 2a and Trust accounts and not for Custodian Accounts for Minors.

Note: For a Statutory Trust, please complete the Entity section below.

Trust/Business Entity Ownership (Must be completed by Trustee for accounts identified in Section 2a.)
Name of Trust/ Business Entity:
Trust/Business Entity Tax ID#:
Custody Account #:
Date of Trust:
Residence Address (No P.O. Boxes):
City, State, Zip:
Mailing Address (if different than legal address):
City, State, Zip:
Primary Phone:	E-mail Address:
Choose one of the following:
[ ] S-Corporation [ ] C-Corporation [ ] Partnership [ ] Government [ ] Other ______________
[ ] Statutory Trust
[ ] Limited Liability Company Classified for tax Purposes by one of the following: [ ] Partnership [ ] S-Corporation [ ] C-Corporation
Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.
Check if appropriate:
[ ] I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, Financial Institution, Registered Broker-Dealer, or tax exempt organization)

Exempt payee code:____________ Note: Please see IRS Form W-9 for a list of exempt payee codes

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3[b]

Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity. To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publicly traded on an exchange or subject to ERISA.

Beneficial Owners

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

Beneficial Owner 1: Name:________________________________________________________________________________________

Residence Address: ______________________________________________________________________________

Date of Birth:____________________________ Taxpayer ID Number:_____________________________________

Beneficial Owner 2: Name:________________________________________________________________________________________

Residence Address: _______________________________________________________________________________

Date of Birth:__________________________________ Taxpayer ID Number:______________________________

Beneficial Owner 3: Name:________________________________________________________________________________________

Residence Address:___________________________________________________________________________

Date of Birth: __________________________________ Taxpayer ID Number:______________________________

Beneficial Owner 4: Name:________________________________________________________________________________________

Residence Address:___________________________________________________________________________

Date of Birth: __________________________________ Taxpayer ID Number:________________________________

Authorized Controlling Individual

Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, managing member, general partner, president, treasurer, etc.).

Name:________________________________________________________________________________________

Residence Address:_____________________________________________________________________________

Date of Birth: __________________________________ Taxpayer ID Number:______________________________

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3[c] IMPORTANT: Send all paperwork directly to the custodian. Note: This section is only for accounts specified in Section 2b and not for Custodian Accounts for Minors.

Custodial Ownership (Must be completed by Custodian for accounts identified in Section 2b.)
Name of Custodian:
Custodian Tax ID#:
Custodian Account #:
Custodian Mailing Address:
City, State, Zip:
Business Phone:	E-mail Address:

4

Reduced Sales Charge[1]

Letter of Interest

You can reduce the sales charge you pay on shares by investing a certain amount over a 13-month period. Please indicate the total amount you intend to invest over the next 13 months.

Rights of Accumulation

If you already own shares of the Wildermuth Fund, you may already be eligible for a reduced sales charge on shares purchased. Please provide the account number(s) below to qualify (if eligible).

Account No.

[ ] $25,000 [ ] $250,000	[ ] $50,000 [ ] $500,000	[ ] $100,000 [ ] $1,000,000

(1)	Please review the prospectus and statement of additional information for terms and conditions.

5 Complete this section to elect how you wish to receive your Distributions.[2]	Distributions
All dividends will be reinvested unless one of the following is checked.
[ ] Send all distributions to the address in Section 3a
[ ] Send all distributions to the bank listed in Section 8
[ ] CUSTODIAL ACCOUNTS: Send all distributions to my Custodial account in Section 3c*

*CUSTODIAL ACCOUNTS:

All distributions have to be sent to your Custodial Account referenced in Section 3c. If you wish to withdraw your distributions, please contact your Custodian for additional instructions.

(2)	The Wildermuth Fund intends to make quarterly Distributions. Such Distributions may include a return of capital, which represents a return of a portion of an owner's original investment. Although a return of capital will generally not be taxable, it would reduce an owner's cost basis in shares and may result in higher capital gains taxes, or a lower capital loss, when shares are sold.

6	Cost Basis Method
The Fund is responsible for tracking and reporting to the IRS your realized gains and losses on covered shares. In general, these are shares acquired on or after Jan. 1, 2012. Purchases or transfers made into your account with shares acquired prior to January 1, 2012, are referred to as noncovered shares. For all methods except Specific Identification, the fund redeems noncovered shares first until they are depleted and then applies your elected method to your remaining covered shares.
The Fund's default tax lot identification method is Average Cost for covered shares which is determined by dividing the total dollar amount invested in a particular fund by the number of shares held prior to the trade date. Shares are removed in FIFO order. You may choose another method below. Note: IRS Regulations do not permit the change of the method on a settled trade. If you are using average cost as your method, by signing this application you agree to use the fair market value of the shares if the gift is at a loss.
[ ] I choose the Fund's default method of Average Cost [ ] I choose a method other than Average Cost (select a method below)
[ ] FIFO - First In, First Out [ ] HIFO - Highest in, First Out [ ] LIFO - Last In, First Out [ ] Specific Identification
If no option is selected above, your account will use the Fund's default method.

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Duplicate Statements (For Dealers ,Financial Planners & Interested Parties)
Name	Company
Street Address	City, State, Zip Code
Broker/Dealer Code	Daytime Telephone
Branch (if applicable)

8	Automatic Investment Plan (AIP)
AIP allows you to add regularly to the Wildermuth Fund by authorizing us to deduct money directly from your bank account every month. Your bank must be a member of the Automated Clearing House (ACH). If you choose this option, please complete the bank account information below and attach a voided check.
Please transfer $___________ ($100 minimum) from my bank account:
[ ] Monthly [ ] Quarterly on the_____ day of the month [ ] Beginning:______/______/______
Important Note: If the AIP date falls on a holiday or weekend, the deduction from your checking or savings account will occur on the next business day. If no date is seleted, the 28th will be be the default.
Bank Information I/we authorize the Wildermuth Fund to purchase shares through the AIP by the ACH of which my/our bank is a member. Please attach a voided check from your account.
Type of Account: [ ] Checking [ ] Savings
Name of Depository Institution
Street Address
City, State, Zip Code
Account Number
ABA Number

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9 If an owner or principal or any member of the Registered Investment Advisor firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the Registered Investment Advisor.	Financial Advisor, Registered Investment Advisor & Registered Representative
If opening your account through a Broker/Dealer or Registered Investment Advisor, please have them complete this section
Broker/Dealer or RIA Firm Name:
Broker/Dealer or RIA Firm Address or P.O. Box:
City, State, Zip:
Business Phone # (Required):
Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required):
Representative #:
Registered Representative(s) or Advisor(s) [I.A.] Address or P.O. Box:
City, State, Zip:
Business Phone # (Required):
Please Sign Below
Signature(s) of Registered Representative(s) or Advisor(s) (Required)
Signature of Broker/Dealer or Registered Investment Advisor (If required by Broker/Dealer)
Date:

10	Privacy Notice

The Fund may collect non public personal information regarding investors from sources such as the following:

•  Account Applications and other forms, which may included a shareholder's name, address, social security number and or personally identifiable financial information

•  Account History, including information about a shareholder's losses or gains; and

•  Correspondence and Communication, with the Fund's representatives and their affiliates

We do not disclose any non-public personal information about our shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to provide services to shareholders (for example, to a transfer agent, investment advisor or third party administrator). We restrict access to non-public personal information about our shareholders to the Fund personnel and employees of Fund service providers with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our shareholders. Third parties that handle this information shall agree to follow the standards the Fund has established.

IMPORTANT:

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open an account, you will be asked for your name, date of birth (for a natural person), your residential address or principal place of business, and mailing address, if different, as well as your Social Security Number or Taxpayer Identification Number. Additional information is required for corporations, partnerships and other entities. Applications without such information will not be considered in good order. The Fund reserves the right to deny an application if it is not in good order. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

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11	IMPORTANT: Please carefully read each of the acknowledgements and/or representations, and sign.

Owner Acknowledgements & Signatures Note: This application will not be processed unless signed below by all account owners/trustees. For UGMA/UTMAs, the custodian should sign.

•     I certify that I have received and read the current Prospectus and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

•     I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

•     I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)

Under penalty of perjury, I certify that:

1.    The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2.    I am not subject to backup withholding because: (a) I am exempt from back up withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.    I am a U.S. person (including a U.S. resident alien).

4.    I am exempt from FATCA reporting

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

The Internal Revenue Services does not require your consent to any provision of this document other than the certifications required to avoid withholding.
SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS NEW ACCOUNT APPLICATION EXECUTED, THE OWNER(S) MUST SIGN THIS SECTION 12)

In addition, if the owner signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the owner also authorizes the Offering(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the owner to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the owner to vote his or her shares even though the owner is not the record holder of the shares.

Owner Signature _______________________________________________Date (mm/dd/yyyy) ___________________________

Co-Owner Signature (if applicable) ________________________________Date (mm/dd/yyyy) __________________________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this New Account Application, the Custodian authorizes the owner to vote the number of shares of the offering(s) indicated in Section 1 that are beneficially owned by the owner as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The offering(s) indicated in Section 1 are hereby authorized to notify the owner of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)__________________________ Date (mm/dd/yyyy)___________________________

12

For Non-Custodial Accounts:

Please mail a completed original New Account Application along with a check and the appropriate documents outlined in Section 2 of this New Account Application to the address outlined to the right.

For Custodial Accounts: Please mail a completed original New Account Application directly to the custodian, along with your check and the appropriate documents outlined in Section 2 of this New Account Application.

Mailing Instructions

Faxed Completed Applications to: 886-256-5866

Mail Completed New Account Applications to:

Wildermuth Fund

P.O. Box 219030

Kansas City, MO 64121-9030

OR

Via Overnight Delivery:

Wildermuth Fund

430 W 7th Street Suite 219030

Kansas City, MO 64105-1407

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